Exhibit 99.1

Adaptive Medias, Inc. to Report Fourth Quarter 2014 Financial Results on March 26, 2015

IRVINE, Calif., March 16, 2015 /PRNewswire/ -- Content syndication and monetization company, Adaptive Medias, Inc. (OTCQB: ADTM), a leader in programmatic advertising across mobile, video and online display, today announced that it will release its financial results for the fourth quarter and full-year ended December 31, 2014 on March 26, 2015.

An accompanying conference call will be hosted by Jim Waltz, Acting Chief Operating Officer, to discuss the results. The call will be held at 1:00 p.m. ET, on March 26, 2015. Please refer to the information below for conference call dial-in information and webcast registration.

Conference Date/Time: March 26, 2015, 1:00 PM ET

Conference Dial-in: 866-686-9686

Conference ID: 8015187

Webcast Registration Link: Adaptive Medias 4Q14 Conference Call [https://engage.vevent.com/index.jsp?eid=4903&seid=12]

Following the live call, a replay will be available on the Company's website, www.adaptivem.com, under "Investors."

ABOUT ADAPTIVE MEDIAS, INC.

Adaptive Media is a programmatic audience and content monetization provider for website owners, app developers and video publishers who want to more effectively optimize content through advertising. The Company provides a foundation for publishers and developers looking to engage brand advertisers through a multi-channel approach that delivers integrated, engaging and impactful ads across multiple devices. Adaptive Media meets the needs of its publishers with an emphasis on maintaining user experience, while delivering timely and relevant ads through its multi-channel ad delivery and content platform. For more information, please visit www.adaptivem.com. Also, follow them on Twitter @adaptive_m.

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

Investor Contact:
AJ Homayun
ahomayun@irpartnersinc.com
818-280-6800

PR Contact:
Zach Weiner
pr@adaptivem.com